REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Shareholders and Board of Directors of Hyperion 2005 Investment Grade Opportunity Term Trust, Inc.
New York, New York


We have audited the accompanying statement of assets and liabilities of the Hyperion 2005 Investment Grade Opportunity Term Trust, Inc. as of November 30, 2005, and the related statements of operations and cash flows, changes in net assets and the financial highlights for the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The statement of changes in net assets for the two years ended December 31, 2004 and the financial highlights for each of the years in the five-year period ended December 31, 2004 have been audited by other auditors, whose report dated February 22, 2005 expressed an unqualified opinion on such financial statement and financial highlights.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Board of Directors of the Trust approved a plan of liquidation on September 21, 2004 whereby, on December 5, 2005, the Trust distributed substantially all of its net assets to its shareholders. As a result, the financial statements have been prepared on a liquidation basis.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Hyperion 2005 Investment Grade Opportunity Term Trust, Inc. as of November 30, 2005, the results of its operations and cash flows, changes in its net assets and its financial highlights for the period then ended, in conformity with accounting principles generally accepted in the United States of America.




Briggs, Bunting & Dougherty, LLP
Philadelphia, Pennsylvania
January 11, 2006